NEWS FOR IMMEDIATE RELEASE
November 2, 2009
CONTACT: Jeffrey D. Thomas
(509) 568-7373

Ambassadors Group, Inc.  Announces CFO Resignation

SPOKANE, WA – November 2, 2009 – Ambassadors Group, Inc. (NASDAQ:EPAX), a leading provider of educational travel experiences and online education research materials, today announced that Chief Financial Officer Chadwick Byrd has resigned, effective as of Novemer 1, 2009, for personal reasons to pursue other opportunities.  Kristi Gravelle, currently Controller, will serve as the company’s interim CFO.

Byrd had served as Chief Financial Officer and Secretary of the company since July of 2005.  Byrd previously held the position of chief group controller of Fred Olsen Energy ASA in Oslo, Norway.

“Ambassadors Group is very appreciative of Chadwick Byrd’s contributions and we wish him well in his new endeavors,” said Jeff Thomas, CEO of Ambassadors Group.

About Ambassadors Group

Ambassadors Group, Inc. (NASDAQ: EPAX) is a socially conscious, education company located in Spokane, Washington.  Ambassadors Group, Inc. is the parent company of Ambassador Programs, Inc., World Adventures Unlimited, Inc. and BookRags, Inc., an educational research website.  The company also oversees the Washington School of World Studies, an accredited travel study and distance learning school. Additional information about Ambassadors Group, Inc. and its subsidiaries is available at http://www.ambassadorsgroup.com.  In this press release, “Company”, “we”, “us”, and “our” refer to Ambassadors Group, Inc. and its subsidiaries.

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